                                                                    EXHIBIT 10.1


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

ROBERT WEISMAN,                        )
                                       )
                                       )
              Plaintiff,               )
                                       )
           v.                          )      C.A. No. 881-N
                                       )
STEVEN ROTH, RUSSELL B. WIGHT, MICHAEL )
D. FASCITELLI, DOUGLAS H. DITTRICK,    )
MARTIN N. ROSEN, RICHARD WEST, VORNADO )
REALTY TRUST, VORNADO REALTY, L.P.,    )
                                       )
                                       )
              Defendants,              )
                                       )
           and                         )
                                       )
VORNADO OPERATING COMPANY,             )
a Delaware corporation,                )
                                       )
Nominal Defendant.                     )
                                       )
                                       )

                            STIPULATION OF SETTLEMENT

      The parties to the above-captioned action, by and through their respective attorneys, have entered into the following Stipulation of Settlement (the "Stipulation") subject to the approval of the Court of Chancery of the State of Delaware, in and for New Castle County (the "Court"). The settlement contemplated by this Stipulation is referred to herein as the "Settlement."

WHEREAS

            A. This is an action brought (i) as a putative class action lawsuit purportedly on behalf of the stockholders of Vornado Operating Company ("VOOC" or the "Company"), and (ii) as a putative derivative action purportedly on behalf of the Company currently pending in the Court of Chancery of the State of Delaware, styled Weisman v. Roth, C.A. No. 881-N (the "Action"), against defendants Steven Roth, Russell B. Wight, Michael D. Fascitelli, Douglas H. Dittrick, Martin N. Rosen, and Richard West (the "Individual Defendants") and against Vornado Realty Trust and Vornado Realty, L.P. (together with the Individual Defendants, the "Defendants").

            B. The Action challenges (i) a transaction in which Vornado Crescent Logistics Operating Partnership ("VCLOP") sold its 100% membership interest in Americold Logistics, LLC ("Americold Logistics") to Americold Realty Trust (the "Americold Sale"), and (ii) the proposed dissolution of the Company, which is subject, among other conditions, to the approval of the holders of a majority of the outstanding stock of the Company (the "Dissolution").

            C. The Company has called a special meeting of its stockholders to be held on December 17, 2004 (the "Special Meeting"), and, on or about November 17, 2004, distributed a definitive proxy statement (the "Proxy Statement") to its stockholders seeking their approval of the Dissolution.

            D. The complaint in the Action primarily alleges that the Defendants violated Delaware law and breached their fiduciary duties to the Company and its stockholders by approving the Americold Sale, by failing to seek a vote of the Company's stockholders on the Americold Sale, and by proceeding with the Dissolution.

            E. Defendants maintain that they have not violated Delaware law and have committed no breaches of fiduciary duties or any other breaches or violations whatsoever in connection with the Americold Sale, the Special Meeting, and/or the Dissolution.

            F. On November 24, 2004, the parties to the Action entered into a Memorandum of Understanding (the "MOU") providing for a settlement of the Action.

            G. Prior to and throughout the duration of the Action, plaintiff's counsel conducted a thorough investigation into the substance of the claims asserted in the Action, including analyzing publicly available sources and analyzing applicable case law and other authorities. Based on this thorough investigation, the events, negotiations and agreements described above, and an analysis of applicable law, plaintiff and his counsel have concluded preliminarily that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of the Company, plaintiff, and the Class (as defined below).

            H. Plaintiff has entered into this Stipulation after taking into account, among other things, (i) the substantial benefits to the Company and to the members of the Class (as defined below) from the Americold Sale, the Special Meeting and the Dissolution, (ii) the risks of continued litigation in the Action, (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (iv) the preliminary conclusion of plaintiff's counsel that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of the Company, the plaintiff and the Class (as defined below).

            I. Defendants have denied, and continue to deny, that any of them have committed or have threatened to commit any violations of law or breaches of duty to the plaintiff, the Class or anyone else. Defendants do not concede any infirmity in their defenses against the claims alleged in the Action. Defendants are entering into the Stipulation of Settlement solely because the proposed Settlement will eliminate the uncertainty, distraction, burden and expense of further litigation.

      NOW, THEREFORE, IT IS STIPULATED AND AGREED, subject to approval by the Court pursuant to Court of Chancery Rules 23 and 23.1, for the good and valuable consideration set forth herein and conferred on plaintiff and the Class (as defined below), that all of the Settled Claims (as defined below) are completely, fully, finally and forever compromised, settled, released, discharged, extinguished and dismissed with prejudice, upon and subject to the terms and conditions set forth herein.

      1. For purposes of this Stipulation:

            A. "Class" means all record and beneficial owners of Company stock during the period beginning on October 14, 1998, through and including the date of the completion of the Dissolution, including any and all of their respective successors in interest, predecessors in interest, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, and excluding the Defendants;

            B. "Released Persons" means Defendants in the Action or any of their families, parent entities, associates, affiliates or subsidiaries, and each and all of their respective past, present or future officers, directors, stockholders, shareholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, heirs, executors, personal and legal representatives, estates, administrators, predecessors, successors and assigns, whether or not they were named, served with process or appeared in the Action; and

            C. "Settled Claims" means all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state statutory or common law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise) by or on behalf of any member of the Class, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity, which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the complaint in the Action or the subject matter of the Action, the Americold Sale, the Dissolution, any public filings or statements (including, but not limited to, public statements and the Proxy Statement) by any of the defendants in the Action or any other Released Persons related directly or indirectly to the complaint in the Action, the Americold Sale and the Dissolution; provided however, that the Settled Claims shall not include the right of plaintiff or any members of the Class to enforce the terms of this Stipulation.

      2. Upon approval of the Settlement and dismissal with prejudice of the Action, Vornado Realty Trust shall pay to Vornado Operating L.P. (the "Partnership"), a subsidiary of the Company, the sum of $4,515,941 (the "Settlement Payment"). The award of attorneys fees and costs to plaintiff's counsel relating to this action, the expenses contemplated by paragraph 10 of this Stipulation, and any other reasonable litigation-related expenses disclosed to plaintiff's counsel shall be paid from the Settlement Payment. The remaining amount of the Settlement Payment shall be distributed to all of the interest holders in the Partnership, including the Company, in proportion to the interests held. If the Dissolution is approved at the Special Meeting, then the Company's share of the distribution from the Partnership shall be distributed pro rata to the

Company's stockholders in proportion to the number of shares held. If Interstate Properties receives a distribution from the Settlement Payment as a holder of interests in the Partnership and subsequently converts its interests in the Partnership into shares of the Company's common stock, then Interstate Properties shall not receive any portion of the distribution of the Settlement Payment from the Company with respect to the shares it received as a result of converting its interests in the Partnership.

      3. The Company shall supplement the Proxy Statement to describe the action and the Settlement (the "Supplemental Proxy Statement"). Plaintiff's counsel shall have the opportunity to review and comment upon a draft of the Supplemental Proxy Statement. Plaintiff's counsel shall provide comments within 48 hours of receiving the draft of the Supplemental Proxy Statement. If no comments are received within 48 hours, then the draft shall be deemed approved. Defendants shall exercise their best efforts to mail the Supplemental Proxy Statement on or before December 7, 2004, to the record holders of Company common stock as of November 16, 2004 (the record date for the Special Meeting).

      4. Plaintiff's approval of the Supplemental Proxy Statement shall constitute plaintiff's agreement that the Proxy Statement and the Supplemental Proxy Statement fairly and adequately disclose information sufficient to enable Company stockholders to make an informed decision concerning whether to vote in favor of the Dissolution. This provision shall not limit in any way the right of the Company to issue the Supplemental Proxy Statement without Plaintiff's approval.

      5. Plaintiff agrees that the Special Meeting may proceed as scheduled, subject to the right of the Company to adjourn or postpone the Special Meeting.

      6. Plaintiff shall dismiss with prejudice the action pending in this Court styled Weisman v. Vornado Operating Company, C.A. No. 882-N.

      7. Defendants shall provide plaintiff's counsel with document production and will provide for a deposition of one member of the Company's special committee on or before December 20, 2004, to confirm the fairness, adequacy and reasonableness of the Settlement and the supplemental disclosures contemplated herein.

      8. The releases contemplated by this Stipulation extend to claims that any parties granting a release (the "Releasing Parties") do not know or suspect to exist at the time of the release, which if known, might have affected the Releasing Parties' decision to enter into this release. The Releasing Parties will be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code which provides:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Parties will be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable or equivalent to
Section 1542 of the California Civil Code. The

Releasing Parties acknowledge that the Releasing Parties may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of the Releasing Parties to hereby completely, fully, finally and forever compromise, settle, release, discharge and extinguish any and all Settled Claims known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts. The Releasing Parties warrant that the Releasing Parties have read and understand Section 1542 of the California Civil Code and have had the opportunity to consult with and be advised by counsel regarding its meaning and effect. The Releasing Parties hereby voluntarily waive the provisions, rights and benefits of Section 1542 of the California Civil Code and the provisions, rights and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code.

      9. As soon as practicable after this Stipulation is executed, the parties will jointly apply to the Court for an order in substantially the form attached hereto as Exhibit A (the "Scheduling Order"), which will include provisions:

            A. scheduling a hearing (the "Settlement Hearing") during the week of December 27, 2004, at which the Court will: (i) determine whether the Action should be conditionally certified as a class action pursuant to Court of Chancery Rules 23(a), 23(b)(1) and (b)(2); (ii) determine whether the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of the Company and the Class; (iii) determine whether a final judgment should be entered dismissing the Action as to the Released Persons with prejudice as against the plaintiffs and the Class, releasing the Settled Claims, and barring and enjoining prosecution of any and all Settled Claims; (iv) consider the application of plaintiff's counsel for an award of attorneys' fees and expenses; (v) hear and determine any objections to the Settlement and the application of plaintiff's counsel for an award of attorneys' fees and expenses; and (vi) order such other relief as the Court may deem necessary and appropriate; and

            B. directing that a Notice of Pendency of Class and Derivative Action, Proposed Settlement and Settlement Hearing, substantially in the form attached hereto as Exhibit B (the "Notice"), be sent to all record and beneficial holders of Company, other than the defendants, on November 16, 2004 (the record date for the Special Meeting), and further provide that distribution of the Notice substantially in the manner set forth in the Scheduling Order constitutes the best notice practicable under the circumstances, meets the requirements of applicable law, is due and sufficient notice of all matters relating to the Settlement, and fully satisfies the requirements of due process and the Court of Chancery Rules.

      10. The Company shall be responsible for providing notice of the Settlement to the members of the Class. All reasonable costs and expenses incurred in providing notice of the Settlement pursuant to the Scheduling Order shall be paid out of the Settlement Fund.

      11. If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Court, the parties to this Stipulation will promptly request the Court to enter an Order and Final Judgment, substantially in the form attached hereto as Exhibit C (the "Final Order"), which among other things:

            A. certifies the Class pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) for purposes of the Settlement, approves the Settlement, adjudges the terms of the Settlement to be fair, reasonable, adequate and in the best interests of the Company and the Class, and directs consummation of the Settlement in accordance with the terms and conditions of this Stipulation;

            B. determines that the requirements of the Court of Chancery Rules and due process have been satisfied in connection with notice to the Class; and

            C. dismisses the Action with prejudice, said dismissal subject only to compliance by the parties with the terms of this Stipulation and any Order of the Court concerning this Stipulation, and permanently enjoins the plaintiffs, the Class and their respective affiliates, and anyone claiming through or for the benefit of any of them, from asserting, commencing, prosecuting, assisting, instigating or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity.

      12. Pending final determination of whether the Settlement should be approved, the parties to the Action shall apply jointly to the Court for an Order enjoining and barring plaintiff and all members of the Class, and any of them, from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity, against any Released Person, which have been or could have been asserted, or which arise out of or related in any way to any of the transactions or events described in any complaint or amended complaint in the Action or either of them.

      13. In the event that the Settlement proposed herein is not approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated or substantially modified on appeal, reconsideration or otherwise, and such order reversing or vacating or modifying the Settlement becomes final by lapse of time or otherwise, then the Settlement shall be null and void and of no force and effect, unless otherwise agreed to in writing by the parties to this Stipulation. In the event the Settlement is rendered null and void for any reason, Defendants reserve the right to oppose certification of any class in future proceedings and each party shall be restored to his, her or its respective position as the party existed prior to execution of the MOU, neither the MOU nor this Stipulation shall be deemed to prejudice in any way the respective positions of the parties with respect to the Action, and neither the existence of the MOU nor this Stipulation, nor their contents, shall be admissible in evidence or shall be referred to for any purpose in the Action or in any other litigation or proceeding.

        14. Each Released Person specifically disclaims any liability whatsoever relating to any of the Settled Claims, expressly denies having engaged in, or threatened to engage in, any breach of duty, violations of law or wrongful or illegal activity or having failed to act in any matter required by law or rule, or having violated, or threatened to violate, any law or regulation or duty, expressly denies that any person or entity has suffered any harm or damages as a result of such Released Person's involvement with the Settled Claims (or the events at issue therein), and such Released Person is making this Settlement (without conceding any infirmity in such Released Person's defenses against the Settled Claims) solely to avoid the uncertainty, distraction, burden and expense occasioned by litigation. Each Released Person believes such Released Person acted, at all times, in the best interests of the Company and its stockholders. The Court has made no finding that any Released Person has engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect.

      15. The provisions contained in this Stipulation and all negotiations, statements and proceedings in connection therewith, including the MOU, are not, will not be argued to be, and will not be deemed to be a presumption, concession or admission by any Defendant of any fault, liability or wrongdoing as to any facts or claims that have been or might be alleged or asserted in the Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal or administrative.

      16. This Stipulation may be executed in any number of actual or telecopied counterparts and by each of the different parties on several counterparts, each of which when so executed and delivered will be an original. The executed signature page(s) from each actual or facsimile counterpart may be joined together and attached and will constitute one and the same instrument.

      17. The waiver by any party of any breach of this Stipulation will not be deemed or construed as a waiver of any other breach of this Stipulation, whether prior, subsequent, or contemporaneous.

      18. In addition to the actions specifically provided for in this Stipulation, the parties will use their reasonable best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective this Stipulation (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement). Unless plaintiff exercises its right to withdraw after the completion of confirmatory discovery, the parties and their attorneys agree to cooperate fully with one another in seeking the Court's approval of this Stipulation and the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement.

      19. Without further order of the Court, the parties may agree to reasonable extensions of time not expressly set by the Court order to carry out any of the provisions of this Stipulation.

      20. Each party represents and warrants that the party, or a responsible officer or partner or other fiduciary thereof, has read this Stipulation and understands the contents hereof.

      21. Each party represents and warrants that the party has made such investigation of the facts pertaining to the Settlement and of all of the matters pertaining thereto as the party deems necessary and advisable.

      22. Each term of this Stipulation is contractual and not merely a recital.

      23. Plaintiff intends to petition the Court for an award of attorneys' fees and expenses. Any such petition shall be filed in advance of the Settlement Hearing, and the parties shall seek to have the Court rule on the petition at the Settlement Hearing. Defendants agree not to oppose any petition that seeks an award of attorneys' fees and expenses in an amount equal to or less than $250,000 (the "Fee Application"). The Partnership, on its own behalf and/or on behalf and for the benefit of the Defendants in the Action, agrees to pay any fees and expenses awarded by the Court out of the Settlement Payment. Final resolution by the Court of the Fee Application shall not be a precondition to the dismissal of the Action in accordance with this Stipulation.

      24. The Fee Application may be considered separately from the proposed Settlement of the Action. The Partnership shall pay any fees and expenses awarded by the Court in the Action to plaintiffs' counsel in the Action within five (5) business days after the date on which the Final Order is approved.

      25. This Stipulation may not be amended, changed, waived, discharged or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by the party against whom enforcement of such amendment, change, waiver, discharge or termination is sought.

      26. This Stipulation and the Settlement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware's principles governing choice of law. Any action relating to this Stipulation or the Settlement will be filed exclusively in the Court. Each party hereto (i) consents to personal jurisdiction in any such action (but in no other action) brought in the Court, (ii) consents to service of process by registered mail upon such party and/or such party's agent, (iii) waives any objection to venue in the Court and any claim that Delaware or the Court is an inconvenient forum, and (iv) waives any right to demand a jury trial as to any such action.

      27. This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements, understandings or representations, including without limitation the MOU. All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

      28. This Stipulation is and will be binding upon, and inure to the benefit of, the parties and their respective affiliates, agents, executors, heirs, successors and permitted assigns.

      29. Each plaintiff in the Action warrants and represents that he or she has not assigned, encumbered or in any manner transferred (in whole or in part), or purported to assign, encumber or in any manner transfer (in whole or in part), any claim or cause of action (i) referred to in the Action or (ii) which constitutes a Settled Claim, and that he or she will not do so.

      30. The terms and provisions of this Stipulation are intended solely for the benefit of the Released Persons, the Class, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights or remedies upon any other person or entity, except any attorneys' fees and expenses to be paid pursuant to the terms of this Stipulation.

      31. This Stipulation will be deemed to have been mutually prepared by the parties and will not be construed against any of them by reason of authorship.

      32. If any provision of this Stipulation is held to be illegal, invalid, or unenforceable (i) such provision will be fully severable, (ii) this Stipulation will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Stipulation, and
(iii) the remaining provisions of this Stipulation will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Stipulation.

      IN WITNESS WHEREOF, the parties have executed this Stipulation effective as of the date set forth below.

/s/ STEPHEN E. JENKINS                   /s/ J. TRAVIS LASTER
----------------------                   --------------------
Stephen E. Jenkins (No. 2152)            J. Travis Laster (No. 3514)
Richard D. Heins (No. 3000)              Philippe Y. Blanchard (No. 4493)
Ashby & Geddes                           Richards, Layton & Finger, P.A.
222 Delaware Avenue                      One Rodney Square
P.O. Box 1150                            P.O. Box 551
Wilmington, Delaware  19899              Wilmington, Delaware  19899
(302) 654-1888                           (302) 651-7700
Attorneys For Plaintiff                  Attorneys For Defendants

DATED: November 29, 2004